EXHIBIT (4)(c)

FORM OF POLICY RIDER (TRANSAMERICA PRINCIPAL OPTIMIZER)

Transamerica Life Insurance Company

[TRANSAMERICA PRINCIPAL OPTIMIZERSM] RIDER

GUARANTEED LIFETIME WITHDRAWAL AND

GUARANTEED MINIMUM ACCUMULATION BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this annuity rider is to provide protection for a portion of the principal and provide a stream of income payments to the Owner. This rider will terminate upon assignment or a change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in Article III of this rider.

This rider provides a Guaranteed Minimum Withdrawal Benefit and a Guaranteed Minimum Accumulation Benefit. Upon election, the minimum withdrawal benefit guarantees a series of withdrawals from the policy equal to the Withdrawal Percentage shown in the Rider Data Specifications section applied to the Withdrawal Base. The Withdrawal Base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits. The minimum accumulation benefit guarantees that the Policy Value will be at least as high as the Guaranteed Future Value on Your Guaranteed Future Value Date. The Guaranteed Future Value cannot be withdrawn in a lump sum, cannot be annuitized, is not payable as a death benefit, and provides no further benefit after the Guaranteed Future Value Date unless an Optional Reset is elected.

You may cancel this rider on or before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed. Upon cancellation, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy.

Rider Data Specifications

Policy Number:	[12345]
Rider Date:	[03-01-2019]
Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]
Minimum Benefit Age:	[59]
Valuation Frequency:	[Quarterly][based on Rider Date]
Guaranteed Future Value Date:	[10-01-2032]
Waiting Period:	[15 years]

	Initial	Minimum
Protection Level Percentage*:	[100%]	[80%]

	Initial	Maximum
Rider Fee Percentage**:	[1.35%]	[2.50%]

	Premium		Rebalance
Required Allocations:	Minimum	Maximum	Minimum	Maximum
Stable Account:	[20%]	[20%]	N/A	N/A
Select Investment Options:	[20%]	[80%]	[25%]	[100%]
Flexible Investment Options:	[0%]	[60%]	[0%]	[75%]

Guaranteed Minimum Effective Annual Interest Rate
for Stable Account:	[0.25%]

*

The Initial Protection Level Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an Optional Reset. When an Optional Reset occurs, the Protection Level Percentage will never be lower than the minimum percentage shown above.

**

The Initial Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up or election of the Optional Reset. When an automatic step-up or Optional Reset occurs, the Rider Fee Percentage will never be greater than the maximum percentage shown above.

ICC19 TRGL22IC-R0319(IS)	(1)	(Income-Single)

RIDER DATA SPECIFICATIONS CONTINUED

Guaranteed Lifetime Withdrawal Benefit: The Withdrawal Percentage is determined by the Attained Age and is used to determine the Rider Withdrawal Amount as described in Article III. The Withdrawal Percentages are shown in the table below.

Attained Age	Withdrawal Percentage
[0 - 58]	0.00%
[59 - 64]	[4.00	%]
[65 - 79]	[5.00	%]
[80+]	[6.00	%]

Guaranteed Future Value Premium Vesting Percentage: The percentage of subsequent premiums added to the Guaranteed Future Value after the Rider Date are shown in the table below and described in Article III.

During Guaranteed Future Value Year	Percentage of Subsequent Premiums added to Guaranteed Future Value
[1]	[100	%]
[2]	[90	%]
[3]	[80	%]
[4]	[70	%]
[5]	[60	%]
[6]	[50	%]
[7]	[50	%]
[8]	[50	%]
[9]	[50	%]
[10]	[50	%]
[11]	[50	%]
[12]	[50	%]
[13]	[50	%]
[14]	[50	%]
[15+]	[0	%]

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Excess Withdrawal

The excess of a Gross Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Flexible Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value as shown in the Rider Data Specifications section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Guaranteed Future Value

The guaranteed minimum Policy Value on the Guaranteed Future Value Date. An amount used in the calculation of the Rider Fee. The Guaranteed Future Value is separate from Your Policy Value and cannot be withdrawn in a lump sum or annuitized. The Guaranteed Future Value is not payable as a death benefit.

Guaranteed Future Value Date

The date, shown in the Rider Data Specifications section, on which any Guaranteed Minimum Accumulation Benefits may be applied. This date is equal to Your Rider Date plus the Waiting Period unless there is an Optional Reset.

ICC19 TRGL22IC-R0319(IS)	(2)	(Income-Single)

ARTICLE I CONTINUED

Guaranteed Future Value Year

Each twelve-month period following the later of the Rider Date, shown in the Rider Data Specifications section, or the most recent Rider Anniversary at which an Optional Reset was effective. The first Guaranteed Future Value Year starts on the Rider Date or the most recent Rider Anniversary at which an Optional Reset was effective. Each subsequent Guaranteed Future Value Year starts on the Rider Anniversary. Absent an Optional Reset, the Guaranteed Future Value Year will be equal to the Rider Year.

Protection Level Percentage

The percentage which will be used to determine the Guaranteed Future Value, which provides a level of protection regardless of the performance of the variable investment options selected.

Rider Anniversary

The anniversary of the Rider Date for each year the rider remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Date

The date, shown in the Rider Data Specifications section, on which this rider becomes effective.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each Rider Quarterversary by the Company.

Rider Fee Basis

The greater of the Withdrawal Base and the Guaranteed Future Value.

Rider Quarter

Each three-month period beginning on the Rider Date.

Rider Quarterversary

For each Rider Quarter, the same day of the month as the Rider Date. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base or Withdrawal Percentage changes.

Rider Year

Each twelve-month period following the Rider Date shown in the Rider Data Specifications section. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the Rider Anniversary.

Select Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specifications section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Stable Account

The Stable Account is a Fixed Account Option under Your policy, only available if You elect this rider, to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specifications section. Allocations applied to the Stable Account will be credited interest based on a fixed rate. The interest rates will be credited for increments of at least one year measured from each Premium Payment date and will automatically renew and remain in the Stable Account. These rates will never be less than the Guaranteed Minimum Effective Annual Interest Rate shown in the Rider Data Specifications section. Withdrawals, Surrenders, or Transfers (upon termination) from the Stable Account will not be subject to an Excess Interest Adjustment.

Withdrawal Base

An amount used in the calculation of the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a Surrender and is not payable as a death benefit.

ICC19 TRGL22IC-R0319(IS)	(3)	(Income-Single)

ARTICLE II

REQUIRED ALLOCATIONS

If You elect this rider, a certain percentage of Your Policy Value on the Rider Date must be allocated to the Stable Account, the Select Investment Options and the Flexible Investment Options, as specified for Premiums in the Required Allocations shown in the Rider Data Specifications section. Any transfers to and from the Select Investment Options and Flexible Investment Options will be validated using the prior day’s Policy Values to ensure compliance, as specified for Rebalancing in the Required Allocations shown in the Rider Data Specifications section, at the time of the request. Changes in Policy Values due to market movements on other dates will not be treated as a violation of the Required Allocations. After the Rider Date, the allocation of all Premium Payments made [(and any Premium Enhancements, if applicable to Your policy)] must also comply with the Required Allocations, so long as this rider is effective.

Transfers to and from the Stable Account are not permitted. Withdrawals from the Stable Account are not permitted until all other Investment Options are depleted of value. Withdrawals from the Flexible Investment Options and Select Investment Options will be deducted on a pro-rata basis. If You do not wish to maintain the Required Allocations shown in the Rider Data Specifications section, this rider must be terminated, subject to the restrictions and requirements as described in Article IV, prior to making any transfer.

Enrollment in Dollar Cost Averaging is not available while this rider is in effect.

REBALANCING

While this rider is effective, quarterly Rebalancing is required and will take place on each successive Rider Quarterversary on the same date Your Rider Fee is deducted. If the day Rebalancing takes place is not a Market Day, the value of accumulation units redeemed or purchased due to Rebalancing will be determined as of the next Market Day. We will automatically transfer amounts among Subaccounts according to the most recent rebalancing allocation instructions on file that comply with the Required Allocations for Rebalancing as shown in the Rider Data Specifications section. On the Rider Date, Your rebalancing allocation instructions will be established by applying a ratio of Your current investment allocation instructions for new premium. You will be notified in writing of the calculated rebalance allocation percentages prior to the first quarter Rebalancing. You may request changes to Your rebalancing allocation instructions while this rider remains effective as long as they comply with the required rebalance allocations. Rebalancing will not cease upon the request of any transfer.

RIDER FEES

The Rider Fee is deducted on each successive Rider Quarterversary, on the same day of the month as the Rider Date. If a day does not exist in a given month, the first day of the following month will be used. If a Rider Fee is deducted from the Flexible Investment Options and Select Investment Options on a day which is not a Market Day, the value of accumulation units redeemed will be determined as of the next Market Day. The fee is calculated at issue and at each subsequent Rider Quarterversary for the upcoming Rider Quarter. A portion of this fee will also be deducted when the rider is terminated. It will be deducted automatically from each Flexible Investment Options and Select Investment Options, on a pro rata basis at the end of each Rider Quarter. After those Investment Options are depleted of value, the Rider Fee will be deducted from the Stable Account. The Initial Rider Fee Percentage and the Maximum Rider Fee Percentage are shown in the Rider Data Specifications section. The Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up or election of the Optional Reset. You will be notified in writing of any increase in the Rider Fee Percentage. If this rider is terminated prior to the end of a Rider Quarter, a portion of the Rider Fee will also be deducted based on the number of days that have elapsed since the end of the previous Rider Quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Rider Fee Basis;

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee will be adjusted for additional Premium Payments, Excess Withdrawals and Optional Resets of the Guaranteed Future Value made during the Rider Quarter, and when the rider is terminated. The fee may be adjusted for non-Excess Withdrawals made during the Rider Quarter.

ICC19 TRGL22IC-R0319(IS)	(4)	(Income-Single)

ARTICLE II CONTINUED

The fee adjustment is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Rider Fee Basis change (i.e. Rider Fee Basis after the transaction minus the Rider Fee Basis before the transaction);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee adjustment at rider termination is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the negative of the Rider Fee Basis (i.e. Rider Fee Basis multiplied by negative one);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ARTICLE III

GUARANTEED MINIMUM ACCUMULATION BENEFIT

We guarantee that Your Policy Value will be at least as great as the Guaranteed Future Value on the Guaranteed Future Value Date shown in the Rider Data Specifications section of this rider. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce. In that event, this rider will continue provided the Annuitant remains an Owner.

On the Guaranteed Future Value Date, if Your Policy Value is less than the Guaranteed Future Value, we will add the difference to Your Policy Value pro rata across all investment options, including the Stable Account. If the Guaranteed Future Value Date is not a Market Day the Policy Value will be determined as of the next Market Day. This addition will not be considered a Premium Payment and does not increase Your Withdrawal Base. We will provide no benefit under the Guaranteed Minimum Accumulation Benefit after the Guaranteed Future Value Date unless an Optional Reset is elected.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value reaches zero due to unfavorable market performance or the deduction of fees and/or charges before the Guaranteed Future Value Date, a lump sum benefit will be paid on the Guaranteed Future Value Date and no further benefit will be provided under the Guaranteed Minimum Accumulation Benefit. Also, if the Policy Value equals zero, Optional Resets will no longer be available for election.

GUARANTEED FUTURE VALUE

The Guaranteed Future Value is one of the components used in the calculation of the Rider Fee as described in Article II. The Guaranteed Future Value on the Rider Date is equal to Your Policy Value [(less any premium enhancements if this rider is added in the first Policy Year)] multiplied by the Protection Level Percentage shown in the Rider Data Specifications section. The Guaranteed Future Value after the Rider Date (up to and including the Guaranteed Future Value Date) is equal to the Guaranteed Future Value on the Rider Date, plus a percentage of Premiums added after the Rider Date shown in the Rider Data Specifications section, [(not including premium enhancements, if any)] multiplied by the Protection Level Percentage shown in the Rider Data Specifications section, less any adjustments for withdrawals described below. The Guaranteed Future Value after the Guaranteed Future Value Date is set to zero unless an Optional Reset is elected.

GUARANTEED MINIMUM ACCUMULATION BENEFIT ADJUSTMENTS

Gross withdrawals will reduce the Guaranteed Future Value pro rata. The amount of the reduction is equal to the greater of:

1)	the Gross Withdrawal amount; and

2)	the result of (A multiplied by B), divided by C, where:

A)	is the amount of Gross Withdrawal;

B)	is the Guaranteed Future Value immediately prior to the Gross Withdrawal; and

C)	is the Policy Value immediately prior to the Gross Withdrawal.

Any withdrawal may impact the Guaranteed Future Value on a greater than dollar-for-dollar basis.

ICC19 TRGL22IC-R0319(IS)	(5)	(Income-Single)

ARTICLE III CONTINUED

OPTIONAL RESET

On each Rider Anniversary up to and including the Rider Anniversary on or following the Annuitant’s [84th] birthday, You may elect once each Rider Year, in a manner acceptable to us, to reset the Guaranteed Future Value Date and the Guaranteed Future Value. Upon Optional Reset, the Guaranteed Future Value Date will be reset to equal the most recent Rider Anniversary Date plus the Waiting Period as shown in the Rider Data Specifications section. The Guaranteed Future Value will be set to equal the Policy Value multiplied by the Protection Level Percentage, both as of the date of reset election. The Guaranteed Future Value Year will be reset to year 1 starting with the most recent Rider Anniversary as of the date of reset election. Your request must be made in a manner acceptable to us within [15] days following the most recent Rider Anniversary. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Protection Level Percentage may be changed if there is a reset, but will not be less than the Minimum Protection Level Percentage described in the Rider Data Specifications section. The Rider Fee Percentage may be changed if there is a reset, but will never be greater than the Maximum Rider Fee Percentage described in the Rider Data Specifications section. The Optional Reset will only impact the Guaranteed Minimum Accumulation Benefit and will not impact the Guaranteed Lifetime Withdrawal Benefit or any other values of the policy to which this rider is attached.

You have the right to revoke an Optional Reset within [30] days following the date on which it was effective, if the Rider Fee Percentage increases beyond the Rider Fee Percentage immediately prior to the Rider Anniversary or the Protection Level Percentage decreases. If You revoke an Optional Reset, You must notify us in a manner which is acceptable to us, however You will remain eligible for future Optional Resets. Upon revocation, any changes as a result of the Optional Reset will be reversed, including any changes in the Rider Fee Percentage and/or any changes in the Protection Level Percentage, as applicable.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s death. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce. In that event, this rider will continue provided the Annuitant remains an Owner.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available unless specified within this rider. Also, if the Policy Value equals zero and the rider remains in force, we will, unless instructed otherwise, make payments using the current payment instructions on file with us that are equal to the Rider Withdrawal Amount divided by the frequency of payments. If the Annuitant has attained the Minimum Benefit Age and a systematic payout option is not active at the time the Policy Value equals zero a payout will be established. Unless instructed otherwise, the default payout frequency will be monthly, unless the amount does not meet the minimum systematic payout requirements in Your policy. If that occurs, we reserve the right to change the frequency and amount in order to meet the minimum systematic payout requirements. If the Minimum Benefit Age has not been attained, payments will begin on the Rider Anniversary following the attainment of the Minimum Benefit Age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. Furthermore, any remaining Minimum Required Cash Value will be paid on the Annuitant’s death. We have the right to reasonably require satisfactory evidence a person is alive if payment is based on that person being alive.

While this rider is in-force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base or a Guaranteed Future Value of greater than zero.

Any Excess Withdrawal may impact the Withdrawal Base on a greater than dollar-for dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the Policy Value.

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the Attained Age (age at last birthday) of the Annuitant at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the Annuitant’s attainment of the Minimum Benefit Age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on the Attained Age of the Annuitant at the time of the automatic step-up. The Withdrawal Percentages are shown in the table, in the Rider Data Specifications section.

ICC19 TRGL22IC-R0319(IS)	(6)	(Income-Single)

ARTICLE III CONTINUED

If the Annuitant has not yet attained the Minimum Benefit Age on the Rider Date, the Withdrawal Percentage will be zero until the Rider Anniversary following the Annuitant’s birthday in which they attain the Minimum Benefit Age. Withdrawals prior to age 59 1⁄2 may be subject to the IRS 10% early withdrawal penalty.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the Withdrawal Percentage multiplied by the Withdrawal Base;

2)

is an amount equal to the Required Minimum Distribution (RMD) amount, if any. For riders added on the Policy Date, the RMD during the first Rider Year is based on the initial premium (initial premium could include premium from transfers received after the policy effective date, but must be deemed initial premium). For riders added after the Policy Date, if the policy to which the rider is attached was in force on December 31st of the previous year, the RMD for the first Rider Year is calculated using the year-end Policy Value plus any actuarial present value from the previous year. For riders added after the Policy Date and the policy to which the rider is attached was not in force on December 31st of the previous year, the RMD for the first Rider Year is based on the Policy Value on the Rider Date. After this time, the RMD is calculated based on the rules established by the IRS. The RMD may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS RMDs are required,

B)	the RMDs do not start prior to the Annuitant’s Attained Age 70 1⁄2,

C)	the RMDs are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the RMDs are based on age of the Annuitant,

E)	the RMDs are based only on the policy to which this rider is attached,

F)	the RMDs are only for the current Rider Year. Amounts carried over from past Rider Years are not considered, and

G)	no Excess Withdrawals were taken in the previous Rider Year.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount for the Rider Year.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

[Surrender Charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.]

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the Rider Date, the initial Withdrawal Base is equal to the Policy Value [(less any applicable Premium Enhancements, if the rider is added in the first Policy Year)]. Thereafter, the Withdrawal Base is increased by subsequent Premium Payments [(not including Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will equal the greatest of:

1)	the current Withdrawal Base;

2)	the Policy Value on the Rider Anniversary; and

3)	the highest Policy Value in the previous Rider Year based on the Valuation Frequency as shown in the Rider Data Specifications section.

Item 3) from above will be zero if there have been any Excess Withdrawals in the previous Rider Year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is equal to item 2 or 3 from the Withdrawal Base section. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Rider Fee Percentage and Withdrawal Percentage may be changed due to an automatic step-up, but there will be no increase in the Rider Fee Percentage during the first [five] Rider Year(s). Following the [fifth] Rider Anniversary, the Rider Fee Percentage may be increased if there is an automatic step-up, but will not exceed the Maximum Rider Fee Percentage described in the Rider Data Specifications section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the Rider Fee Percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You will remain eligible for future automatic step-ups. Upon rejection, any changes as a result of the automatic step-up will be reversed, including any increase in the Rider Fee Percentage and/or any changes in the Withdrawal Percentage, as applicable.

ICC19 TRGL22IC-R0319(IS)	(7)	(Income-Single)

ARTICLE III CONTINUED

WITHDRAWAL BASE ADJUSTMENTS

Gross withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base Excess Withdrawals will reduce the Withdrawal Base by the greater of the dollar amount of the Excess Withdrawal or a pro rata amount (possibly to zero), compared to the Policy Value, both immediately prior to the Excess Withdrawal.

The Withdrawal Base Adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

[ADVISORY FEE WITHDRAWAL

If You have an advisor, asset manager or broker/dealer who manages Your policy for a fee, You may elect to have that fee deducted from Your Policy Value and paid directly to Your advisor, asset manager or broker/dealer.

Advisory Fee Withdrawals that are less than or equal to the Advisory Fee Withdrawal Maximum Percentage as described in Your policy will not reduce the guarantees provided by this rider. Any amount of Advisory Fee Withdrawal in excess of the Advisory Fee Withdrawal Maximum Percentage is treated as a withdrawal under this rider and is subject to all withdrawal provisions.]

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant being alive and the amount of the benefit depends on the Attained Age of the Annuitant. Reasonable proof of survival and the date of birth may be required by the Company.

If the Annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal. As such it will impact the Withdrawal Base and the Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider would be returned. Your current Policy Value will be re-allocated to Your current investment allocations for the Select Investment Options and Flexible Investment Options, if any, as of the date we are notified of the misstatement of age. If the Guaranteed Minimum Accumulation Benefit Optional Reset feature of this rider would not have been allowed had the age been correctly stated, any Optional Reset(s) will be reversed, any benefits provided by such reset(s) will be returned, any applicable accumulation benefit will be paid, and any overpayment or underpayment of fees will be reconciled.

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues with the same rider values. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an Owner who is not the Annuitant dies, the surviving Owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the Owner’s death and will be equal to the Rider Withdrawal Amount divided by the number of payments made per year. Once the payments begin, no additional Premium Payments will be accepted and no additional withdrawals will be paid.

ICC19 TRGL22IC-R0319(IS)	(8)	(Income-Single)

ARTICLE IV CONTINUED

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the date the policy to which this rider is attached changes ownership or assignment which violates the Owner and Annuitant relationship requirements as set forth in Article III;

3)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process death claim upon the Annuitant’s death;

4)	on or after Your Policy Value reaches zero, and the date of the Annuitant’s death;

5)	the date You elect to receive annuity payments under Your policy;

6)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter); or

7)	the date in which an Excess Withdrawal reduces the Policy Value to zero.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed and Rebalancing will be stopped. Upon termination, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy and no additional Premium Payments will be allowed into the Stable Account.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. In addition to the information stated in the Report to Owners provision in the Policy, the annual report will also include the Guaranteed Future Value. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

ICC19 TRGL22IC-R0319(IS)	(9)	(Income-Single)

Transamerica Life Insurance Company

[TRANSAMERICA PRINCIPAL OPTIMIZERSM] RIDER

GUARANTEED LIFETIME WITHDRAWAL AND

GUARANTEED MINIMUM ACCUMULATION BENEFIT

This rider is issued as a part of the policy to which it is attached. All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

The purpose of the guaranteed living benefit provided under this annuity rider is to provide protection for a portion of the principal and provide a stream of income payments to the Owner. This rider will terminate upon assignment or a change in ownership of the policy unless the new assignee or Owner meets the qualifications specified in Article III of this rider.

This rider provides a Guaranteed Minimum Withdrawal Benefit and a Guaranteed Minimum Accumulation Benefit. Upon election, the minimum withdrawal benefit guarantees a series of withdrawals from the policy equal to the Withdrawal Percentage shown in the Rider Data Specifications section applied to the Withdrawal Base. The Withdrawal Base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits. The minimum accumulation benefit guarantees that the Policy Value will be at least as high as the Guaranteed Future Value on Your Guaranteed Future Value Date. The Guaranteed Future Value cannot be withdrawn in a lump sum, cannot be annuitized, is not payable as a death benefit, and provides no further benefit after the Guaranteed Future Value Date unless an Optional Reset is elected.

You may cancel this rider on or before midnight of the thirtieth calendar day after You receive it and no Rider Fees will be assessed. Upon cancellation, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy.

Rider Data Specifications
Policy Number:	[12345]
Rider Date:	[03-01-2019]
Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]
Annuitant’s Spouse:	[Jane Doe]
Annuitant’s Spouse Issue Age:	[35]
Minimum Benefit Age:	[59]
Valuation Frequency:	[Quarterly][based on Rider Date]
Guaranteed Future Value Date:	[10-01-2032]
Waiting Period:	[15 years]

	Initial	Minimum
Protection Level Percentage*:	[100%]	[80%]

	Initial	Maximum
Rider Fee Percentage**:	[1.35%]	[2.50%]

	Premium		Rebalance
Required Allocations:	Minimum	Maximum	Minimum	Maximum
Stable Account:	[20%]	[20%]	N/A	N/A
Select Investment Options:	[20%]	[80%]	[25%]	[100%]
Flexible Investment Options:	[0%]	[60%]	[0%]	[75%]

Guaranteed Minimum Effective Annual Interest Rate
for Stable Account:	[0.25%]

*

The Initial Protection Level Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an Optional Reset. When an Optional Reset occurs, the Protection Level Percentage will never be lower than the minimum percentage shown above.

**

The Initial Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up or election of the Optional Reset. When an automatic step-up or Optional Reset occurs, the Rider Fee Percentage will never be greater than the maximum percentage shown above.

ICC19 TRGL22IC-R0319(IJ)	(1)	(Income-Joint)

RIDER DATA SPECIFICATIONS CONTINUED

Guaranteed Lifetime Withdrawal Benefit: The Withdrawal Percentage is determined by the Attained Age and is used to determine the Rider Withdrawal Amount as described in Article III. The Withdrawal Percentages are shown in the table below.

Withdrawal
Attained Age	Percentage
[0 - 58]	0.00%
[59 - 64]	[3.50	%]
[65 - 79]	[4.50	%]
[80+]	[5.50	%]

Guaranteed Future Value Premium Vesting Percentage: The percentage of subsequent premiums added to the Guaranteed Future Value after the Rider Date are shown in the table below and described in Article III.

During Guaranteed Future	Percentage of Subsequent Premiums
Value Year	added to Guaranteed Future Value
[1]	[100	%]
[2]	[90	%]
[3]	[80	%]
[4]	[70	%]
[5]	[60	%]
[6]	[50	%]
[7]	[50	%]
[8]	[50	%]
[9]	[50	%]
[10]	[50	%]
[11]	[50	%]
[12]	[50	%]
[13]	[50	%]
[14]	[50	%]
[15+]	[0	%]

ARTICLE I

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Excess Withdrawal

The excess of a Gross Withdrawal over the Rider Withdrawal Amount remaining prior to the withdrawal, if any.

Flexible Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value as shown in the Rider Data Specifications section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Guaranteed Future Value

The guaranteed minimum Policy Value on the Guaranteed Future Value Date. An amount used in the calculation of the Rider Fee. The Guaranteed Future Value is separate from Your Policy Value and cannot be withdrawn in a lump sum or annuitized. The Guaranteed Future Value is not payable as a death benefit.

Guaranteed Future Value Date

The date, shown in the Rider Data Specifications section, on which any Guaranteed Minimum Accumulation Benefits may be applied. This date is equal to Your Rider Date plus the Waiting Period unless there is an Optional Reset.

ICC19 TRGL22IC-R0319(IJ)	(2)	(Income-Joint)

ARTICLE I CONTINUED

Guaranteed Future Value Year

Each twelve-month period following the later of the Rider Date, shown in the Rider Data Specifications section, or the most recent Rider Anniversary at which an Optional Reset was effective. The first Guaranteed Future Value Year starts on the Rider Date or the most recent Rider Anniversary at which an Optional Reset was effective. Each subsequent Guaranteed Future Value Year starts on the Rider Anniversary. Absent an Optional Reset, the Guaranteed Future Value Year will be equal to the Rider Year.

Protection Level Percentage

The percentage which will be used to determine the Guaranteed Future Value, which provides a level of protection regardless of the performance of the variable investment options selected.

Rider Anniversary

The anniversary of the Rider Date for each year the rider remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Date

The date, shown in the Rider Data Specifications section, on which this rider becomes effective.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each Rider Quarterversary by the Company.

Rider Fee Basis

The greater of the Withdrawal Base and the Guaranteed Future Value.

Rider Quarter

Each three-month period beginning on the Rider Date.

Rider Quarterversary

For each Rider Quarter, the same day of the month as the Rider Date. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each Rider Year without causing an Excess Withdrawal under the terms of this rider and thus reducing the Withdrawal Base. This amount will change if the Withdrawal Base or Withdrawal Percentage changes.

Rider Year

Each twelve-month period following the Rider Date shown in the Rider Data Specifications section. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the Rider Anniversary.

Select Investment Options

A designated group of Investment Options identified by us to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specifications section and as described in Article II. You will be notified if there are changes made to the Investment Options within the designated group.

Stable Account

The Stable Account is a Fixed Account Option under Your policy, only available if You elect this rider, to which You must allocate a portion of Your Premium Payments and Policy Value shown in the Rider Data Specifications section. Allocations applied to the Stable Account will be credited interest based on a fixed rate. The interest rates will be credited for increments of at least one year measured from each Premium Payment date and will automatically renew and remain in the Stable Account. These rates will never be less than the Guaranteed Minimum Effective Annual Interest Rate shown in the Rider Data Specifications section. Withdrawals, Surrenders, or Transfers (upon termination) from the Stable Account will not be subject to an Excess Interest Adjustment.

Withdrawal Base

An amount used in the calculation of the Rider Withdrawal Amount and the Rider Fee. This amount cannot be taken as a Surrender and is not payable as a death benefit.

ICC19 TRGL22IC-R0319(IJ)	(3)	(Income-Joint)

ARTICLE II

REQUIRED ALLOCATIONS

If You elect this rider, a certain percentage of Your Policy Value on the Rider Date must be allocated to the Stable Account, the Select Investment Options and the Flexible Investment Options, as specified for Premiums in the Required Allocations shown in the Rider Data Specifications section. Any transfers to and from the Select Investment Options and Flexible Investment Options will be validated using the prior day’s Policy Values to ensure compliance as specified for Rebalancing in the Required Allocations shown in the Rider Data Specifications section, at the time of the request. Changes in Policy Values due to market movements on other dates will not be treated as a violation of the Required Allocations. After the Rider Date, the allocation of all Premium Payments made [(and any Premium Enhancements, if applicable to Your policy)] must also comply with the Required Allocations, so long as this rider is effective.

Transfers to and from the Stable Account are not permitted. Withdrawals from the Stable Account are not permitted until all other Investment Options are depleted of value. Withdrawals from the Flexible Investment Options and Select Investment Options will be deducted on a pro-rata basis. If You do not wish to maintain the Required Allocations shown in the Rider Data Specifications section, this rider must be terminated, subject to the restrictions and requirements as described in Article IV, prior to making any transfer.

Enrollment in Dollar Cost Averaging is not available while this rider is in effect.

REBALANCING

While this rider is effective, quarterly Rebalancing is required and will take place on each successive Rider Quarterversary on the same date Your Rider Fee is deducted. If the day Rebalancing takes place is not a Market Day, the value of accumulation units redeemed or purchased due to Rebalancing will be determined as of the next Market Day. We will automatically transfer amounts among Subaccounts according to the most recent rebalancing allocation instructions on file that comply with the Required Allocations for Rebalancing as shown in the Rider Data Specifications section. On the Rider Date, Your rebalancing allocation instructions will be established by applying a ratio of Your current investment allocation instructions for new premium. You will be notified in writing of the calculated rebalance allocation percentages prior to the first quarter Rebalancing. You may request changes to Your rebalancing allocation instructions while this rider remains effective as long as they comply with the required rebalance allocations. Rebalancing will not cease upon the request of any transfer.

RIDER FEES

The Rider Fee is deducted on each successive Rider Quarterversary, on the same day of the month as the Rider Date. If a day does not exist in a given month, the first day of the following month will be used. If a Rider Fee is deducted from the Flexible Investment Options and Select Investment Options on a day which is not a Market Day, the value of accumulation units redeemed will be determined as of the next Market Day. The fee is calculated at issue and at each subsequent Rider Quarterversary for the upcoming Rider Quarter. A portion of this fee will also be deducted when the rider is terminated. It will be deducted automatically from each Flexible Investment Options and Select Investment Options, on a pro rata basis at the end of each Rider Quarter. After those Investment Options are depleted of value, the Rider Fee will be deducted from the Stable Account. The Initial Rider Fee Percentage and the Maximum Rider Fee Percentage are shown in the Rider Data Specifications section. The Rider Fee Percentage will not change during the first [five] Rider Year(s), and will only change thereafter due to an automatic step-up or election of the Optional Reset. You will be notified in writing of any increase in the Rider Fee Percentage. If this rider is terminated prior to the end of a Rider Quarter, a portion of the Rider Fee will also be deducted based on the number of days that have elapsed since the end of the previous Rider Quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Rider Fee Basis;

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee will be adjusted for additional Premium Payments, Excess Withdrawals, and Optional Resets of the Guaranteed Future Value made during the Rider Quarter, and when the rider is terminated. The fee may be adjusted for non-Excess Withdrawals made during the Rider Quarter.

ICC19 TRGL22IC-R0319(IJ)	(4)	(Income-Joint)

ARTICLE II CONTINUED

The fee adjustment is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the Rider Fee Basis change (i.e. Rider Fee Basis after the transaction minus the Rider Fee Basis before the transaction);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

The fee adjustment at rider termination is calculated as follows:

Multiply (1) by (2) by (3), where:

1)	is the negative of the Rider Fee Basis (i.e. Rider Fee Basis multiplied by negative one);

2)	is the Rider Fee Percentage; and

3)	is the number of days remaining in the Rider Quarter divided by the number of days within the applicable Rider Year.

ARTICLE III

GUARANTEED MINIMUM ACCUMULATION BENEFIT

We guarantee that Your Policy Value will be at least as great as the Guaranteed Future Value on the Guaranteed Future Value Date shown in the Rider Data Specifications section of this rider. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce, or a surviving spouse continues the policy pursuant to the Continuation provision in Article IV. In that event, this rider will continue during the life of the Annuitant provided the Annuitant remains an Owner. Upon divorce, the Annuitant and former spouse may also mutually agree to remove the former spouse as joint Owner or primary beneficiary and by doing so will forfeit any benefits for the former spouse.

On the Guaranteed Future Value Date, if Your Policy Value is less than the Guaranteed Future Value, we will add the difference to Your Policy Value pro rata across all investment options, including the Stable Account. If the Guaranteed Future Value Date is not a Market Day the Policy Value will be determined as of the next Market Day. This addition will not be considered a Premium Payment and does not increase Your Withdrawal Base. We will provide no benefit under the Guaranteed Minimum Accumulation Benefit after the Guaranteed Future Value Date unless an Optional Reset is elected.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value reaches zero due to unfavorable market performance or the deduction of fees and/or charges before the Guaranteed Future Value Date, a lump sum benefit will be paid on the Guaranteed Future Value Date and no further benefit will be provided under the Guaranteed Minimum Accumulation Benefit. Also, if the Policy Value equals zero, Optional Resets will no longer be available for election.

GUARANTEED FUTURE VALUE

The Guaranteed Future Value is one of the components used in the calculation of the Rider Fee as described in Article II. The Guaranteed Future Value on the Rider Date is equal to Your Policy Value [(less any premium enhancements if this rider is added in the first Policy Year)] multiplied by the Protection Level Percentage shown in the Rider Data Specifications section. The Guaranteed Future Value after the Rider Date (up to and including the Guaranteed Future Value Date) is equal to the Guaranteed Future Value on the Rider Date, plus a percentage of Premiums added after the Rider Date shown in the Rider Data Specifications section, [(not including premium enhancements, if any)] multiplied by the Protection Level Percentage shown in the Rider Data Specifications section, less any adjustments for withdrawals described below. The Guaranteed Future Value after the Guaranteed Future Value Date is set to zero unless an Optional Reset is elected.

GUARANTEED MINIMUM ACCUMULATION BENEFIT ADJUSTMENTS

Gross withdrawals will reduce the Guaranteed Future Value pro rata. The amount of the reduction is equal to the greater of:

1)	the Gross Withdrawal amount; and

2)	the result of (A multiplied by B), divided by C, where:

A)	is the amount of Gross Withdrawal;

B)	is the Guaranteed Future Value immediately prior to the Gross Withdrawal; and

C)	is the Policy Value immediately prior to the Gross Withdrawal.

Any withdrawal may impact the Guaranteed Future Value on a greater than dollar-for-dollar basis.

ICC19 TRGL22IC-R0319(IJ)	(5)	(Income-Joint)

ARTICLE III CONTINUED

OPTIONAL RESET

On each Rider Anniversary up to and including the Rider Anniversary on or following the oldest of the Annuitant’s or the Annuitant’s Spouse’s [84th] birthday, You may elect once each Rider Year, in a manner acceptable to us, to reset the Guaranteed Future Value Date and the Guaranteed Future Value. Upon Optional Reset, the Guaranteed Future Value Date will be reset to equal the most recent Rider Anniversary Date plus the Waiting Period as shown in the Rider Data Specifications section. The Guaranteed Future Value will be set to equal the Policy Value multiplied by the Protection Level Percentage, both as of the date of reset election. The Guaranteed Future Value Year will be reset to year 1 starting with the most recent Rider Anniversary as of the date of reset election. Your request must be made in a manner acceptable to us within [15] days following the most recent Rider Anniversary. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Protection Level Percentage may be changed if there is a reset, but will not be less than the Minimum Protection Level Percentage described in the Rider Data Specifications section. The Rider Fee Percentage may be changed if there is a reset, but will never be greater than the Maximum Rider Fee Percentage described in the Rider Data Specifications section. The Optional Reset will only impact the Guaranteed Minimum Accumulation Benefit and will not impact the Guaranteed Lifetime Withdrawal Benefit or any other values of the policy to which this rider is attached.

You have the right to revoke an Optional Reset within [30] days following the date on which it was effective, if the Rider Fee Percentage increases beyond the Rider Fee Percentage immediately prior to the Rider Anniversary or the Protection Level Percentage decreases. If You revoke an Optional Reset, You must notify us in a manner which is acceptable to us, however You will remain eligible for future Optional Resets. Upon revocation, any changes as a result of the Optional Reset will be reversed, including, any changes in the Rider Fee Percentage and/or any changes in the Protection Level Percentage, as applicable.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that You can receive up to the Rider Withdrawal Amount each Rider Year, regardless of the Policy Value, (first as withdrawals from Your Policy Value and, if necessary, as payments from us) until the Annuitant’s or the Annuitant’s Spouse’s death, whichever is later. The Annuitant’s Spouse as of the Rider Date is hereafter referred to as the Annuitant’s Spouse. As it pertains to the benefits of this rider, the Annuitant’s Spouse cannot be changed. The Annuitant’s Spouse must be the sole primary beneficiary and/or a joint Owner on the policy to which this rider is attached. The only natural Owners allowed on the policy to which this rider is attached are the Annuitant and the Annuitant’s Spouse. This rider requires the Annuitant to also be an Owner, except in the case of non-natural Owners. Such non-natural Owners must be established for the benefit of the Annuitant. Once this rider is issued the Annuitant cannot be changed, except when the underlying qualified policy is transferred pursuant to a divorce, or a surviving spouse continues the policy pursuant to the Continuation provision in Article IV. In that event, this rider will continue during the life of the Annuitant provided the Annuitant remains an Owner. Upon divorce, the Annuitant and former spouse may also mutually agree to remove the former spouse as joint Owner or primary beneficiary and by doing so will forfeit any benefits for the former spouse.

Withdrawals will reduce the Policy Value and death benefit of the policy to which this rider is attached. If the Policy Value equals zero, You cannot make subsequent Premium Payments and all other policy features, benefits and guarantees are no longer available unless specified within this rider. Also, if the Policy Value equals zero and the rider remains in force, we will, unless instructed otherwise, make payments using the current payment instructions on file with us that are equal to the Rider Withdrawal Amount divided by the frequency of payments. If the younger of the Annuitant or Annuitant’s Spouse has attained the Minimum Benefit Age and a systematic payout option is not active at the time the Policy Value equals zero a payout will be established. Unless instructed otherwise, the default payout frequency will be monthly, unless the amount does not meet the minimum systematic payout requirements in Your policy. If that occurs, we reserve the right to change the frequency and amount in order to meet the minimum systematic payout requirements. If the Minimum Benefit Age has not been attained, payments will begin on the Rider Anniversary following the attainment of the Minimum Benefit Age. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed. Furthermore, any remaining Minimum Required Cash Value will be paid on the later of the Annuitant’s or Annuitant’s Spouse’s death. We have the right to reasonably require satisfactory evidence a person is alive if payment is based on that person being alive.

While this rider is in-force, we will not invoke the Involuntary Cashout provision of the policy to which this rider is attached if this rider has a Withdrawal Base or a Guaranteed Future Value of greater than zero.

Any Excess Withdrawal may impact the Withdrawal Base on a greater than dollar-for dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the Policy Value.

ICC19 TRGL22IC-R0319(IJ)	(6)	(Income-Joint)

ARTICLE III CONTINUED

WITHDRAWAL PERCENTAGE

The Withdrawal Percentage is used to calculate the Rider Withdrawal Amount. The percentage is determined using the Attained Age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the Policy Value taken on or after the Rider Anniversary following the younger of the living spouse’s attainment of the Minimum Benefit Age. Once the Withdrawal Percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the Withdrawal Percentage will be reset based on the Attained Age of the younger of the living spouses at the time of the automatic step-up. The Withdrawal Percentages are shown in the table in the Rider Data Specifications section.

If the younger of the Annuitant and the Annuitant’s Spouse has not yet attained the Minimum Benefit Age on the Rider Date, the Withdrawal Percentage will be zero until the Rider Anniversary following the younger of the living spouse’s birthday in which they attain the Minimum Benefit Age. Withdrawals prior to age 59 1⁄2 may be subject to the IRS 10% early withdrawal penalty.

RIDER WITHDRAWAL AMOUNT

The Rider Withdrawal Amount will be equal to the greater of 1) and 2), where:

1)	is the Withdrawal Percentage multiplied by the Withdrawal Base;

2)

is an amount equal to the Required Minimum Distribution (RMD) amount, if any. For riders added on the Policy Date, the RMD during the first Rider Year is based on the initial premium (initial premium could include premium from transfers received after the policy effective date, but must be deemed initial premium). For riders added after the Policy Date, if the policy to which the rider is attached was in force on December 31st of the previous year, the RMD for the first Rider Year is calculated using the year-end Policy Value plus any actuarial present value from the previous year. For riders added after the Policy Date and the policy to which the rider is attached was not in force on December 31st of the previous year, the RMD for the first Rider Year is based on the Policy Value on the Rider Date. After this time, the RMD is calculated based on the rules established by the IRS. The RMD may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS RMDs are required,

B)	the RMDs do not start prior to the Annuitant’s Attained Age 70 1⁄2,

C)	the RMDs are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the RMDs are based on age of the Annuitant or the Annuitant’s Spouse if the Annuitant is deceased,

E)	the RMDs are based only on the policy to which this rider is attached,

F)	the RMDs are only for the current Rider Year. Amounts carried over from past Rider Years are not considered, and

G)	no Excess Withdrawals were taken in the previous Rider Year.

If any of the above are not true, then 2) is equal to zero and it is not available as a Rider Withdrawal Amount for the Rider Year.

If You withdraw less than the Rider Withdrawal Amount in a Rider Year, the unused portion cannot be carried over to the next Rider Year.

[Surrender Charges may apply if Your Rider Withdrawal Amount exceeds Your surrender charge-free amount.]

WITHDRAWAL BASE

The Withdrawal Base is used to calculate the Rider Withdrawal Amount and the Rider Fee. On the Rider Date, the initial Withdrawal Base is equal to the Policy Value [(less any applicable Premium Enhancements, if the rider is added in the first Policy Year)]. Thereafter, the Withdrawal Base is increased by subsequent Premium Payments [(not including Premium Enhancements)] and is reduced for Excess Withdrawals.

On each Rider Anniversary, the Withdrawal Base will equal the greatest of:

1)	the current Withdrawal Base;

2)	the Policy Value on the Rider Anniversary; and

3)	the highest Policy Value in the previous Rider Year based on the Valuation Frequency as shown in the Rider Data Specifications section.

Item 3) from above will be zero if there have been any Excess Withdrawals in the previous Rider Year.

ICC19 TRGL22IC-R0319(IJ)	(7)	(Income-Joint)

ARTICLE III CONTINUED

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the Rider Anniversary if the Withdrawal Base is equal to item 2 or 3 from the Withdrawal Base section. This feature does not require the termination of the existing rider. This rider will continue with the same Rider Date and features. The Rider Fee Percentage and Withdrawal Percentage may be changed due to an automatic step-up, but there will be no increase in the Rider Fee Percentage during the first [five] Rider Year(s). Following the [fifth] Rider Anniversary, the Rider Fee Percentage may be increased if there is an automatic step-up, but will not exceed the Maximum Rider Fee Percentage described in the Rider Data Specifications section.

You have the right to reject an automatic step-up within [30] days following a Rider Anniversary, if the Rider Fee Percentage increases. If You reject an automatic step-up, You must notify us in a manner which is acceptable to us, however You will remain eligible for future automatic step-ups. Upon rejection, any changes as a result of the automatic step-up will be reversed, including any increase in the Rider Fee Percentage and/or any changes in the Withdrawal Percentage, as applicable.

WITHDRAWAL BASE ADJUSTMENTS

Gross withdrawals, taken in a Rider Year, less than or equal to the Rider Withdrawal Amount will not reduce the Withdrawal Base. Excess Withdrawals will reduce the Withdrawal Base by the greater of the dollar amount of the Excess Withdrawal or a pro rata amount (possibly to zero), compared to the Policy Value, both immediately prior to the Excess Withdrawal.

The Withdrawal Base Adjustment is the greater of 1) and 2), where:

1)	is the Excess Withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the Excess Withdrawal;

B)	is the Withdrawal Base prior to the Excess Withdrawal amount; and

C)	is the Policy Value after the Rider Withdrawal Amount has been withdrawn, but prior to the withdrawal of the Excess Withdrawal amount.

[ADVISORY FEE WITHDRAWAL

If You have an advisor, asset manager or broker/dealer who manages Your policy for a fee, You may elect to have that fee deducted from Your Policy Value and paid directly to Your advisor, asset manager or broker/dealer.

Advisory Fee Withdrawals that are less than or equal to the Advisory Fee Withdrawal Maximum Percentage as described in Your policy will not reduce the guarantees provided by this rider. Any amount of Advisory Fee Withdrawal in excess of the Advisory Fee Withdrawal Maximum Percentage is treated as a withdrawal under this rider and is subject to all withdrawal provisions.]

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the Annuitant or Annuitant’s Spouse being alive and the amount of the benefit depends on the Attained Age of the Annuitant and Annuitant’s Spouse. Reasonable proof of survival and the date of birth may be required by the Company.

If the younger of the spouses’ ages has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. If withdrawals under the provisions of this rider have already commenced and the misstatement caused the Rider Withdrawal Amount to be overstated, any withdrawal in excess of the correct Rider Withdrawal Amount will be considered an Excess Withdrawal. As such it will impact the Withdrawal Base and the Rider Withdrawal Amount. If overpayments occurred when the sum of the accumulated values in all the Investment Options was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

However, if this rider would not have been issued had the age not been misstated, You will lose all of the benefits provided by this rider and any fees charged for this rider would be returned. Your current Policy Value will be re-allocated to Your current investment allocations for the Select Investment Options and Flexible Investment Options, if any, as of the date we are notified of the misstatement of age. If the Guaranteed Minimum Accumulation Benefit Optional Reset feature of this rider would not have been allowed had the age been correctly stated, any Optional Reset(s) will be reversed, any benefits provided by such reset(s) will be returned, any applicable accumulation benefit will be paid, and any overpayment or underpayment of fees will be reconciled.

ICC19 TRGL22IC-R0319(IJ)	(8)	(Income-Joint)

ARTICLE IV

CONTINUATION

In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is not the Annuitant dies and the surviving spouse is the sole beneficiary, the surviving spouse may elect to continue the policy and rider. In the case of spousal joint Owners where one spouse is the Annuitant, if the spouse who is the Annuitant dies and the surviving spouse is the sole beneficiary, the rider continues until the death of the surviving spouse.

ANNUITIZATION

On the maximum Annuity Commencement Date, as described in Your policy, You will have the option to receive lifetime income payments that are no less than Your Rider Withdrawal Amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the date the policy to which this rider is attached changes ownership or assignment which violates the Owner and Annuitant relationship requirements as set forth in Article III;

3)	prior to Your Policy Value reaching zero, the date we receive, in Good Order, required information to process death claim upon the later of Annuitant’s or Annuitant’s Spouse’s death;

4)	on or after Your Policy Value reaches zero, and the later of the Annuitant’s or Annuitant’s Spouse’s date of death;

5)	the date You elect to receive annuity payments under Your policy;

6)	the date You notify us in writing of Your intention to terminate this rider (this date must be within [30] days after the [fifth] Rider Anniversary and every [fifth] Rider Anniversary thereafter); or

7)	the date in which an Excess Withdrawal reduces the Policy Value to zero.

Termination of the rider will result in the loss of all benefits provided by the rider. After termination, Rider Fees will no longer be assessed and Rebalancing will be stopped. Upon termination, all Policy Value in the Stable Account will be transferred to the Money Market Subaccount available in Your policy and no additional Premium Payments will be allowed into the Stable Account.

REPORTS TO OWNER

We will give You a report at least once each Policy Year. In addition to the information stated in the Report to Owners provision in the Policy, the annual report will also include the Guaranteed Future Value. Before You are eligible to receive the Rider Withdrawal Amount, the report will direct You to contact the Company for information regarding Your Rider Withdrawal Amount. After You are eligible for Your Rider Withdrawal Amount, this amount will be included in the report.

Signed for us at our home office.

ICC19 TRGL22IC-R0319(IJ)	(9)	(Income-Joint)